UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2022

THE ARENA GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

delaware	1-12471	68-0232575
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Vesey Street, 24th Floor, New York, New York	10281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-321-5002

(Former Name, or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on exchange on which registered
Common Stock, par value $0.01 per share	AREN	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Stock Option Repricing Under the Company’s 2016 and 2019 Equity Incentive Plans

In order to re-incentivize and retain its employees, on March 18, 2022 (the “Repricing Date”), the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of The Arena Group Holdings, Inc. (the “Company,” or “we”) unanimously approved a one-time repricing of certain stock options (the “Repricing”) outstanding under the Company’s 2016 Stock Incentive Plan (the “2016 Plan”) and 2019 Equity Incentive Plan (the “2019 Plan,” and together with the 2016 Plan, the “Plans”) that had an exercise price above $8.82 per share (the “Underwater Stock Options”), including Underwater Stock Options held by Ross Levinsohn, the Company’s Chief Executive Officer, Douglas Smith, the Company’s Chief Financial Officer, and Paul Edmondson and Avi Zimak, the Company’s named executive officers. As a result of the Repricing, the exercise price of the Underwater Stock Options was set to $8.82 per share, which was the closing sale price of the Company’s common stock as listed on the NYSE American exchange on March 18, 2022, and which price represents the per share fair market value (the “FMV”) on the Repricing Date. Pursuant to the Repricing, the exercise price was reduced for 405,560 Underwater Stock Options held by Mr. Levinsohn, 98,254 Underwater Stock Options held by Mr. Smith, 290,902 Underwater Stock Options held by Mr. Edmonson, and 152,164 Underwater Stock Options held by Mr. Zimak. For the Underwater Stock Options issued under the 2016 Plan, except for the modified exercise price, all other terms and conditions of each of the Underwater Stock Options remains in full force and effect. For the Underwater Stock Options issued under the 2019 Plan, in addition to the modified exercise price, the Compensation Committee has also passed a resolution to explicitly allow cashless exercise as a method of paying the exercise price and waive a lock-up provision in the option agreements issued under the 2019 Plan. All other terms and conditions of the Underwater Stock Options issued under the 2019 Plan remain in full force and effect.

The Repricing of Outside-Plan Options Issued to Douglas Smith

Both of the Plans allow the Compensation Committee (as the delegated administrator of the Plans by the Board) to effectuate the Repricing with respect to Underwater Stock Options outstanding under the Company’s Plans without obtaining a stockholder vote. However, for stock options that were not granted under either Plan, any repricing of those outside-plan options must be approved and ratified by a vote of the Company’s stockholders.

On March 11, 2019, the Company entered into two Stock Option Award Agreements with Douglas Smith, the Company’s Chief Financial Officer (the “Smith Option Agreements”), which were not granted under either of the Plans. The Smith Option Agreements granted Mr. Smith an aggregate of 1,500,000 nonqualified stock options (“NSOs”), which equal 68,183 NSOs after the Company’s 1-for-22 reverse stock split that went effective on February 8, 2022 (the “Smith Options”). On the Repricing Date, the Compensation Committee approved an amendment to the Smith Option Agreements (the “Smith Amendment”), to amend the exercise price of the Smith Options to the then-current FMV on the Repricing Date (or $8.82), and explicitly allow cashless exercise, on the same terms and conditions as the modifications made to the Underwater Stock Options, however, the Smith Amendment is subject to approval and ratification by the Company’s stockholders before such Smith Amendment becomes effective. If the stockholders do not approve the Smith Amendment, then the Smith Option Agreements will remain in effect on their current terms and will not be repriced. The Company will seek stockholder approval of the Smith Amendment at the Company’s next annual stockholders’ meeting.

The Smith Amendment will be evidenced by an Amendment to the Smith Option Agreements substantially in the form filed as Exhibit 10.1 hereto.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibits	Description of Exhibit
10.1	Form of Amendment to the Option Agreements, dated [_______], 2022, by and between the Company and Douglas Smith.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ARENA GROUP HOLDINGS, INC.

Dated: March 24, 2022	By:	/s/ Douglas B. Smith
	Name:	Douglas B. Smith
	Title:	Chief Financial Officer